Exhibit 10.4

GLOO HOLDINGS, LLC

MEMBERSHIP UNIT OPTION PLAN

ARTICLE IV UNITS SUBJECT TO PLAN		7
4.1	Number of Units	7
4.2	Release of Units	7
4.3	Restrictions on Units	7
4.4	Unitholder Rights	7
4.5	Adjustments	8

ARTICLE V ELIGIBILITY		9
5.1	Eligibility	9

ARTICLE VI UNIT OPTIONS		9
6.1	General	9
6.2	Grant and Exercise	9
6.3	Terms and Conditions	9
	(a) Option Period	9
	(b) Option Price	10
	(c) Exercisability	10
	(d) Method of Exercise	10
	(e) Non‑transferability of Options	11
6.4	Termination by Reason of Death	11
6.5	Termination by Reason of Disability	12
6.6	Other Termination	12

ARTICLE VII PROVISIONS APPLICABLE TO OPTIONS AND UNITS ACQUIRED UNDER THE PLAN		12
7.1	Partner Status	12
7.2	Operating Agreement	12
7.3	Confidentiality, Intellectual Property Ownership and Noncompete	12
7.4	Special Provisions	13

ARTICLE VIII CHANGE IN CONTROL PROVISIONS		14
8.1	Impact of Event	14
8.2	Definition of Change in Control	15

ARTICLE IX MISCELLANEOUS		15
9.1	Amendments and Termination	15
9.2	Form and Timing of Payment Under Awards; Deferrals	16
9.3	Unfunded Status of Plan; Limits on Transferability	16
9.4	General Provisions	16
	(a) Representation and Legend	16
	(b) No Additional Obligation	17
	(c) Withholding	17
	(d) Designation of Representative	17
	(e) Controlling Law	17
	(f) Offset	17
	(g) Fail Safe	18

ii

9.5	No Rights with Respect to Continuance of Employment	18
9.6	Procedure for Adoption	18
9.7	Procedure for Withdrawal	18
9.8	Delay	18
9.9	Headings	19
9.10	Severability	19
9.11	Successors and Assigns	19
9.12	Entire Agreement	19
9.13	Code Section 409A	19

iii

GLOO HOLDINGS, LLC

MEMBERSHIP UNIT OPTION PLAN

ARTICLE I

ESTABLISHMENT

1.1 Purpose. The Gloo Holdings, LLC Membership Unit Option Plan ("Plan") is hereby established by Gloo Holdings, LLC, a Delaware limited liability company ("Company"), effective December 15, 2014 (the "Effective Date"). The purpose of the Plan is to promote the overall financial objectives of the Company and its Unitholders by motivating those persons selected to participate in the Plan to achieve long‑term growth in Unitholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1 "Affiliate" means any individual, corporation, limited liability company, association, joint‑stock company, trust, unincorporated association, partnership or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. For purposes of this Section 2.1, “control” shall mean having a majority equity interest in the applicable entity.

2.2 "Award" means any Unit Option, together with any other right or interest granted to a Participant under the Plan.

2.3 "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted hereunder. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant's Representative.

2.4 "Board of Managers" or "Board" means the "Manager" or any "Board of Managers" of the Company as set forth in the Operating Agreement.

2.5 "Change in Control" has the meaning set forth in Section 8.2.

2.6 "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed regulations) thereunder and any successor statute.

2.7 "Commission" means the Securities and Exchange Commission or any successor agency.

2.8 "Committee" means the Board, unless the Board delegates administration of the Plan to such individual or individuals as may be designated by the Board to administer the Plan.

2.9 "Company" means Gloo Holdings, LLC, a Delaware limited liability company, and includes any successor or assignee entity, corporation or corporations into which the Company may be merged, changed or consolidated; any corporation or entity for whose securities all or substantially the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

2.10 "Disability" means a mental or physical illness that entitles the Participant to receive benefits under the long‑term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that in the Committee's opinion renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (a) a willfully self‑inflicted injury; or (b) an injury contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

2.11 "Effective Date" means January 1, 2014.

2.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.13 "Fair Market Value" means:

(a) prior to a Public Offering, the value determined from time to time as of a specific date (each a "Valuation Date") on the basis of the good faith determination of the Committee, provided, however, that to the extent the Unit Options are intended to be exempt from the provisions of Code Section 409A, “Fair Market Value” shall be determined in a manner intended to meet the fair market value requirements of Treasury Regulation Section 1.409A-1(b)(5)(iv); and

(b) on or after a Public Offering, the value determined on the basis of the good faith determination of the Committee, without regard to whether the Units are restricted or represent a minority interest, pursuant to the applicable method described below:

(i) if the Units are listed on a national securities exchange or quoted on NASDAQ, the last reported sale price of the Units, as reported by the principal national exchange on which such securities are traded (in the case of an exchange) or by NASDAQ, as the case may be, as of the close of trading on the preceding day; and

(ii) if the Units are not listed on a national securities exchange or quoted on NASDAQ, but are actively traded in the over‑the‑counter market, the average of the closing bid and ask prices for the Units, as of the close of trading on the preceding day; and

(iii) if, on the relevant date, the Units are not publicly traded or reported as described in (i) or (ii), the value determined in good faith by the Committee.

2.14 "Grant Date" means the date as of which an Award is granted pursuant to the Plan.

2.15 "NASDAQ" means The NASDAQ Stock Market, including the NASDAQ National Market.

2.16 "Nonqualified Unit Option" means an Option to purchase Units in the Company granted under the Plan, the taxation of which is pursuant to section 83 of the Code.

2.17 "Operating Agreement" means the Operating Agreement of the Company, as it may be amended from time to time.

2.18 "Option Period" means the period during which an Option shall be exercisable, which, unless otherwise specified by the Committee, shall be the full period specified by Section 6.3(a), subject to the vesting provisions of Section 6.3(c).

2.19 "Option Price" means the price at which the Units may be purchased under an Option as provided in Section 6.3(b).

2.20 "Participant" means a person who has satisfied the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term "Participant" shall mean such Representative. The term shall also include a trust for the benefit of the Participant, a partnership the interest of which was held by or for the benefit of the Participant, the Participant's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee pursuant to an Award and not inconsistent with Rule 16b‑3. Notwithstanding the foregoing, the term "Termination of Employment" shall mean the Termination of Employment of the person to whom the Award was originally granted.

2.21 "Plan" means the Gloo Holdings, LLC Membership Unit Option Plan, as herein set forth and as may be amended from time to time.

2.22 "Public Offering" means the consummation of an initial public offering of Units registered under the Securities Act.

2.23 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom a Unit Option has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

2.24 "Retirement" means the Participant's Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax‑qualified plan of the Company or another Affiliate, if the Participant is covered by such a plan, or if the Participant is not covered by such a plan, then age 65.

2.25 "Rule 16b‑3" means Rule 16b‑3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

2.26 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.27 "Unit Option" or "Option" means a right, granted to a Participant under Section 6.1 hereof, to purchase Units at a specified price during specified time periods.

2.28 "Unitholder" means any individual or entity which owns a membership interest in the Company.

2.29 "Units" shall mean "Common Membership Units" of the Company as described in the Operating Agreement or any successor Operating Agreement of the Company.

2.30 "Termination of Employment" means the occurrence of any act or event, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer, consultant, director or employee of the Company or of any Affiliate, or to be an officer, consultant, director or employee of any entity that provides services to the Company or an Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all or substantially all of the assets owned or operated by the Company or its Affiliates. With respect to any person who is not an employee of the Company or an Affiliate, Termination of Employment means the termination or expiration of the relationship giving rise to the grant of an Award, unless within 30 days of such expiration or termination such individual becomes an employee, director, consultant, or officer of the Company, an Affiliate, or an entity that provides service to the Company or an Affiliate. A transfer of employment (including the termination of a Participant and the hiring of such person within 30 days of the termination) from the Company to an Affiliate, from an Affiliate to the Company, or from an Affiliate to an Affiliate shall not be a Termination of Employment, unless otherwise expressly determined by the Committee. A transfer of employment (including the termination of a Participant and the hiring of such person within 30 days of the termination) from the Company or an Affiliate to an entity that provides services to the Company or an Affiliate shall be a Termination of Employment, unless otherwise expressly determined by the Committee. A Termination of Employment shall occur for a person who is employed by an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and (a)

within 30 days of such cessation the Participant does not become an employee of the Company or another Affiliate of the Company or (b) the Company does not expressly determine otherwise.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

3.1 Committee Structure and Authority. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee shall not exercise any discretion respecting any member of the Committee under the Plan without the approval of such actions by the Board. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. A person shall cease to be a Committee member automatically upon his or her resignation or removal from the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a) to select those persons to whom Awards may be granted from time to time;

(b) to determine whether and to what extent Awards or any combination thereof are to be granted hereunder;

(c) to determine the number of Units to be covered by each Award of Unit Options granted pursuant to Options hereunder;

(d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration, forfeiture or waiver regarding any Award, any Units relating thereto, any performance criteria and the satisfaction of each criteria);

(e) to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 9.1;

(f) to determine under what circumstances an Option may be settled in cash or Units;

(g) to provide for forms to be utilized in connection with the Plan;

(h) to determine whether a Participant has incurred a Disability or a Retirement;

(i) to determine what securities law requirements are applicable to the Plan, Awards and the issuance of Units under the Plan and to require of a Participant that appropriate action be taken with respect to such requirements;

(j) to cancel, with the consent of the Participant or as otherwise provided in the Plan, outstanding Awards;

(k) to interpret and make final determinations with respect to the remaining number of Unit Options available under this Plan;

(l) to require, as a condition of the exercise of an Unit Option or the issuance or transfer of a certificate of Units, the withholding from a Participant of the amount of any federal, state or local taxes as may be required by applicable law;

(m) to determine whether and with what effect a Participant has incurred a Termination of Employment;

(n) to determine whether the Company or any other person has a right or obligation to purchase Units from a Participant and, if so, the terms and conditions on which such Units are to be purchased;

(o) to determine the restrictions or limitations on the transfer of Unit Options;

(p) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan;

(q) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements;

(r) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

(s) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any forms relating to the Plan) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times or to different Participants.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. No determination shall be subject to de novo review if challenged in state or federal court.

ARTICLE IV

UNITS SUBJECT TO PLAN

4.1 Number of Units. Subject to any adjustment under Section 4.6, the total number of Units reserved and available for distribution pursuant to Awards under the Plan shall be 2,300,000 Units.

4.2 Release of Units. If any Units that are subject to any Award cease to be subject to an Award or are forfeited, if any Award otherwise terminates without issuance of Units being made to the Participant, or if any Units (whether or not restricted) are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax withholding obligation, such Units, in the discretion of the Committee, may again be available for distribution in connection with Awards under the Plan.

4.3 Restrictions on Units. Units issued as or in conjunction with an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide. The Company shall not be required to issue or deliver any certificates for Units or cash prior to the satisfaction of any applicable withholding obligation. The Company may cause any certificate for any Units to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Units as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Units in compliance with applicable law or otherwise. The Committee, in its sole discretion, may provide with respect to any or all Awards that fractional Units shall not be delivered, but shall be rounded to the next lower whole number of Units with appropriate payment for such fractional Units as shall reasonably be determined by the Committee.

4.4 Unitholder Rights. No person shall have any rights of a Unitholder as to Units subject to an Award until, after proper exercise of the Award or other required action, such Units are recorded on the Company's official Unitholder records as having been issued or transferred. Upon exercise of the Award (or any portion thereof) and the satisfaction of the requirements for issuance except as prohibited by applicable law, the Company will immediately issue the Units, and shall have up to ten (10) days to certificate such Units and the Participant will not be treated as a Unitholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for distributions, cash dividends or other rights for any record date which is prior to the date such Units are recorded as issued or transferred in the Company's official Unitholder records, except as provided herein.

4.5 Adjustments. In the event of any Company Unit distribution, Unit split, combination or exchange of Units, recapitalization or other change in the capital structure of the Company, separation or division of the Company (including, but not limited to, a split‑up, spin‑off, split‑off or distribution to Company Unitholders other than a normal cash distribution), sale by the Company of all or a substantial portion of its assets (measured on either a stand‑alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other similar transaction, Company Unit offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall adjust or substitute, as applicable, the number of Units available for Awards under the Plan, the number of Units covered by outstanding Awards, the exercise price per Unit of outstanding Awards, and performance conditions and any other characteristics or terms of the Awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that the Committee may limit any such adjustment so as to maintain the deductibility of the Awards under Section 162(m) and may, in its sole discretion, provide that any fractional Units resulting from such adjustment shall be eliminated by rounding to the next lower whole number of Units with appropriate cash payment for such fractional Units as shall reasonably be determined by the Committee. Notwithstanding the foregoing, no Units shall include preemption or antidilution rights of any kind unless such rights are specifically set forth in the Company's Operating Agreement.

ARTICLE V

ELIGIBILITY

5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons (a) who are owners, officers, employees, managers and consultants of the Company, any Affiliate of the Company, or any entity that provides services to the Company or any Affiliate of the Company, and (b) who shall be in a position, in the opinion of the Committee, to make contributions to the growth and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. The Committee may give consideration to the person's functions and responsibilities, the person's contributions to his or her employer, the value of the individual's service to his or her employer and such other factors deemed relevant by the Committee. The Committee may designate in writing any person not eligible to participate in the Plan even if such person would otherwise be eligible to participate in this Plan. If a Commission Form S‑8 has not been filed in connection with the Plan, then no Award shall be granted to any person hereunder unless the Committee determines that the grant and exercise of an Award is exempt from registration with the Commission under the Securities Act.

ARTICLE VI

UNIT OPTIONS

6.1 General. The Committee shall have authority to grant Unit Options under the Plan at any time or from time to time. A Unit Option shall entitle the Participant to receive Units upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan, including, without limitation, payment of the Option Price.

6.2 Grant and Exercise. The grant of a Unit Option shall occur as of the date the Committee determines. Any Unit Option issued pursuant to the Plan shall constitute a Nonqualified Unit Option.

6.3 Terms and Conditions. Unit Options shall be subject to such terms and conditions as shall be set forth in the Plan and/or determined by the Committee, including (but not limited to) the following:

(a) Option Period. The Option Period of each Unit Option shall be fixed by the Committee; provided that no Unit Option shall be exercisable more than ten (10) years after the date the Unit Option is granted.

(b) Option Price. The Option Price per Unit of the Units purchasable under a Unit Option shall be the Fair Market Value on the effective date of grant.

(c) Exercisability. Subject to Section 9.1, forty (40%) of the Unit Options shall vest and become exercisable on the second anniversary of the vesting commencement date (described in an Award notice) and twenty (20%) of the Unit Options shall vest and become exercisable annually thereafter for a period of three years; provided, however, that the Committee may, at its sole discretion, determine to apply a different vesting schedule with respect to any grant as of the time of such grant.

(d) Method of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary at his or her office of all of the following prior to the time when the Option or such portion becomes unexercisable under the terms of the Award:

(i) Notice in writing signed by the Optionee or the other person entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Board; and

(ii) Full payment (in cash or by check) for the Units with respect to which such Option or portion is being exercised; and

(iii) A bona fide written representation and agreement, in a form satisfactory to the Board, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the Units are being acquired for the individual's own account, for investment and without any present intention of distributing or reselling said Units or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Units by such person is contrary to the representation and agreement referred to above. The Board may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Units acquired on an Option exercise does not violate the Securities Act, and may issue stop‑transfer orders covering such interests. Certificates evidencing Units issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (iii) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (iii) shall, however, not be required if the interests to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect thereof; and

(iv) Full payment to the Company (or other employer) is made of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

(v) In the event the Option or portion shall be exercised pursuant to the terms of an Award by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

(e) Non‑transferability of Options. Except as provided herein, no Unit Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Unit Options shall be exercisable during the Participant's lifetime only by the Participant.

6.4 Termination by Reason of Death. If a Participant incurs a Termination of Employment due to death, any unexpired and unexercised Unit Option held by such Participant that are vested on the date of death shall remain exercisable in accordance with its terms for a period of one (1) year following the date of the Participant's death or until the expiration of the Option Period, whichever period is the shorter.

6.5 Termination by Reason of Disability. If a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Unit Option held by such Participant that are vested on the date of disability shall remain exercisable by the Participant for the one (1) year period immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and the Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing.

6.6 Other Termination. If a Participant incurs a voluntary or involuntary Termination of Employment (not due to death or Disability), any Unit Option held by such Participant shall thereupon terminate, except that such Unit Option, to the extent then exercisable, may be exercised for the lesser of the thirty (30) day period commencing with the date of such Termination of Employment or until the expiration of the Option Period, provided, however, that in the event a Participant incurs an involuntary Termination of Employment for misconduct that, in the sole discretion of the Company, adversely affects the business, operations or management of the Company, then in such case the Unit Option shall terminate immediately, including with respect to any Unit Options that were otherwise exercisable. The death or Disability of a Participant after a Termination of Employment shall not extend the time permitted to exercise an Option.

ARTICLE VII

PROVISIONS APPLICABLE TO OPTIONS

AND UNITS ACQUIRED UNDER THE PLAN

7.1 Partner Status. No participant issued a Unit Option pursuant to the Plan shall be considered a partner, stockholder or member of the Company for any purpose by reason of the issuance of such Unit Option until the participant is actually issued Units following exercise of an option.

7.2 Operating Agreement. Unless and until there is a Public Offering, at which time this Section 7.2 shall be ineffective, all Units acquired pursuant to an Award to any person or organization shall be subject to the terms of any then existing Operating Agreement governing Unitholders owning 51% or more of the total number of issued and outstanding Units including, but not limited to, provisions governing the establishment of a voting trust, restrictions on transfer, rights of first refusal, and involuntary transfers as these and other terms and provisions are defined or set forth in the Operating Agreement.

7.3 Confidentiality, Intellectual Property Ownership and Noncompete.

(a) As a condition to receipt of an Option, each Participant shall execute a proprietary information and inventions agreement ("PIIA Agreement") with the Company or its Affiliate, as the case may be, in a form satisfactory to the Company. If a Participant violates the terms and conditions of the PIIA Agreement (1) during the Participant's employment with the Company or an Affiliate or, if applicable, during the period of Participant's other relationship with the Company or an Affiliate giving rise to the issuance of the Option, or (2) within nine months of the date the Participant exercises any portion of the Option, as the case may be, such Participant shall forfeit all unexercised Options and shall pay the

Company an amount equal to all Option Gain from Options exercised within nine (9) months of such violation. For purposes of this Section 7.3, the term "Option Gain" shall be defined as the gain represented by the Fair Market Value per Unit on the date of exercise reduced by the exercise price per Unit, multiplied by the number of Units purchased, without regard to whether such Units are sold or any subsequent market price decrease or increase.

(b) Notwithstanding the provisions of subsection 7.3(a), the Committee may release a Participant from his obligations under this Section 7.3, in its sole discretion. In addition, at the time of any exercise of an Option, such Participant shall be required to truthfully certify that (1) such Participant is in compliance with the terms and conditions of the PIIA Agreement and (2) any failure to continue to comply with the PIIA Agreement will subject such Participant's Option Gain to forfeiture.

7.4 Special Provisions.

(a) Absence of Conflicting Agreements. Each Participant receiving an Option or Units pursuant to the terms of the Plan warrants and covenants that his employment by the Company and his agreement to comply with the provisions of this Article VII do not and will not result in a breach of the terms, conditions or provisions of any agreement, order, judgment or decree to which a Participant is subject.

(b) Notwithstanding any other provision of the Plan, any and all unexercised Options and all rights under the Plan of any Participant or former Participant who received such Option (or his or her designated beneficiary or legal representatives) and the right to exercise any such Options, shall be forfeited if, prior to the time of such exercise, the employee, former employee or consultant shall violate any agreement, duty, or obligation to the Company regarding confidentiality, non‑competition or nonsolicitation contained in the Plan or in any other agreement between the Company and a Participant.

ARTICLE VIII

CHANGE IN CONTROL PROVISIONS

8.1 Impact of Event. The following provisions will apply to Unit Options in the event of a Change in Control unless otherwise provided in the instrument evidencing the Unit Option or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of any Unit Option. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Committee may take one or more of the following actions with respect to Unit Options, contingent upon the closing or completion of the Change in Control:

(a) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Unit Option or to substitute a similar award for the Unit Option (including, but not limited to, an award to acquire the same consideration paid to the Unitholders of the Company pursuant to the Change in Control);

(b) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Units issued pursuant to the Unit Option to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(c) accelerate the vesting, in whole or in part, of the Unit Option (and, if applicable, the time at which the Unit Option may be exercised) to a date prior to the effective time of such Change in Control as the Committee determines (or, if the Committee does not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such Unit Option terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control; provided, however, that the Committee may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Change in Control, which exercise is contingent upon the effectiveness of such Change in Control;

(d) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Unit Option;

(e) cancel or arrange for the cancellation of the Unit Option, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Committee, in its sole discretion, may consider appropriate; and

(f) make a payment, in such form as may be determined by the Committee equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Unit Option immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be $0 if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Committee need not take the same action or actions with respect to all Unit Options or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of a Unit Option.

8.2 Definition of Change in Control. For purposes of the Plan a Change in Control shall include:

(a) The acquisition, subsequent to the Effective Date, other than by the laws of descent and distribution, by a person (including a group or person, within the meaning of Section 13(d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or any of its affiliates, or any profit‑sharing, employee membership units, employee pension or other employee plan established or maintained by the Company or any of its affiliates, of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act), except for an acquisition pursuant to a stock split or stock dividend, of the Company’s outstanding membership units if, immediately after such acquisition, such person (other than current members or groups of current members) shall beneficially own 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(b) The first purchase subsequent to the Effective Date, under a tender offer or exchange offer of at least 20% of the membership interests of the then current members of the Company, other than an offer by the Company or any of its affiliates, pursuant to which the Company’s outstanding membership units have been purchased; or

(c) Approval by the Members of the Company subsequent to the Effective Date of a liquidation or dissolution of the Company, or of the sale of all or substantially all of the assets of the Company to a non‑Affiliate pursuant to the terms of the Operating Agreement.

ARTICLE IX

MISCELLANEOUS

9.1 Amendments and Termination. The Committee may amend the Plan at any time provided that (a) no amendment shall impair the rights of any Participant under any Award previously granted without the Participant's consent, (b) if the Company is a reporting company under the Exchange Act, no amendment shall disqualify the Plan from an exemption provided by Rule 16b‑3, and (c) any amendment shall be subject to the approval or rejection of the Committee. The Committee may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would (x) impair the rights of a Participant under a Unit Option previously granted without the Participant's consent, except such an amendment made to cause the Plan to qualify for an exemption provided by Rule 16b‑3 or (y) disqualify the Plan from complying with any exemption provided by Rule 16b‑3. In addition, no such amendment shall be made without the approval of the Company's Unitholders to the extent such approval is required by law or by agreement among all the Unitholders.

The Committee may amend the terms of any Award or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent or reduce an Option Price, except such an amendment made to cause the Plan or Award to qualify for an exemption provided by Rule 16b‑3.

Subject to the above provisions, the Committee shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without Unitholder approval.

9.2 Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan, payments to be made by the Company or an Affiliate upon the exercise of an Award or settlement of an Award shall be made in Units and may be made in a single payment or transfer, in installments, or on a deferred basis.

9.3 Unfunded Status of Plan; Limits on Transferability. It is intended that the Plan be an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Units or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan. Unless otherwise provided in this Plan, no Award shall be subject to the claims of Participant's creditors and no Award may be transferred, assigned, alienated or encumbered in any way other than by will or the laws of descent and distribution or to a Representative upon the death of the Participant.

9.4 General Provisions.

(a) Representation and Legend. The Committee may require each person purchasing or receiving Units pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Units without a view to the distribution thereof. The certificates for such Units shall include the following legend or such other language as the Committee deems appropriate to reflect any restrictions on transfer:

"The membership interests represented by this certificate are transferable only upon compliance with the terms of the GLOO HOLDINGS, LLC MEMBERSHIP UNIT OPTION PLAN ("Plan"), and any existing Operating Agreement covering Unitholders possessing at least 51% of the issued and outstanding membership interests of Gloo Holdings, LLC. A copy of the Plan, and the applicable Operating Agreement are on file at the offices of Gloo Holdings, LLC. These securities have not been registered under the Securities Act of 1933, as amended, or state blue sky laws and may not be sold, assigned or alienated in any manner absent registration or an exemption from registration under such Act or applicable state blue sky laws."

(b) No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

(c) Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. Unless otherwise determined by the Committee, withholding obligations may be settled with Units, including Units that are part of the Award that gives rise to the withholding requirement, provided that any applicable requirements under Section 16 of the Exchange Act and accounting rules are satisfied. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

(d) Designation of Representative. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant's death are to be paid.

(e) Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

(f) Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Units, cash or other thing of value under this Plan to be transferred to the Participant, and no Units, cash or other thing of value under this Plan shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate. By participating in the Plan, each Participant expressly consents to this deduction as a result of a violation the terms, conditions and limitations of Section 7.3 of the Plan.

(g) Fail Safe. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b‑3 or any other rules promulgated pursuant to Section 16 of the Exchange Act, as applicable. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b‑3 or any other applicable rule promulgated pursuant to Section 16 of the Exchange Act to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Awards) shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

9.5 No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual's becoming a Participant in this Plan.

9.6 Procedure for Adoption. Any Affiliate of the Company may by resolution of such Affiliate's board of directors, with the consent of the Committee and subject to such conditions as may be imposed by the Company, adopt the Plan for the benefit of its employees as of the date specified in the board resolution.

9.7 Procedure for Withdrawal. Any Affiliate which has adopted the Plan may, by resolution of the board of directors of such Affiliate, with the consent of the Committee and subject to such conditions as may be imposed by the Committee, terminate its adoption of the Plan.

9.8 Delay. If at the time a Participant incurs a Termination of Employment or if at the time of a Change in Control, the Participant is subject to "shortswing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period. The Company shall have the right to suspend or delay any time period described in the Plan if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a Unitholder until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a Unitholder. The Committee shall have the discretion to suspend the application of the provisions of the Plan required solely to comply with Rule 16b‑3 if the Committee shall determine that Rule 16b‑3 does not apply to the Plan.

9.9 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

9.10 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

9.11 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

9.12 Entire Agreement. This Plan, except where specifically provided for under the terms of the Plan, constitutes the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and any summary, listing, or form, the terms and conditions of this Plan shall control.

9.13 Code Section 409A. The Company’s intention is that no Unit Option granted under this Plan shall constitute “deferred compensation” under Code Section 409A, and the Plan and the terms of all Unit Options shall be interpreted accordingly. If any provision of the Plan or other Award agreement contravenes any regulations or Treasury guidance promulgated under Code Section 409A or could cause a Unit Option to be subject to the additional tax under Code Section 409A, such provision of the plan or other Award agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating Code Section 409A.

Executed on this fifteenth day of December, 2014.

GLOO HOLDINGS, LLC

By:	/s/ Scott Beck
Name:	Scott Beck
Title:	President & CEO

FIRST AMENDMENT TO GLOO HOLDINGS, LLC

MEMBERSHIP UNIT OPTION PLAN

In accordance with Section 9.1 of the Gloo Holdings, LLC Membership Unit Option Plan (the “Plan”), pursuant to the approval of the Board of Directors and the members of Gloo Holdings, LLC, the Plan is hereby amended, effective April 28, 2017, as follows:

1. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1 Number of Units. Subject to any adjustment under Section 4.6, the total number of Units reserved and available for distribution pursuant to Awards under the Plan shall be 4,500,000 Units.”

2. Except as amended by this First Amendment to the Gloo Holdings, LLC Membership Unit Option Plan, as adopted on December 15, 2014, the Plan shall remain unchanged and in full force and effect.

THIS AMENDMENT has been executed and is effective as of the effective date first above written.

GLOO HOLDINGS, LLC

By:	/s/ Scott Beck
Name:	Scott Beck
Title:	President & CEO

SECOND AMENDMENT TO GLOO HOLDINGS, LLC

MEMBERSHIP UNIT OPTION PLAN

In accordance with Section 9.1 of the Gloo Holdings, LLC Membership Unit Option Plan (the “Plan”), pursuant to the approval of the Board of Managers and the Members of Gloo Holdings, LLC, the Plan is hereby amended, effective October 10, 2018, as follows:

1. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1 Number of Units. Subject to any adjustment under Section 4.5, the total number of Units reserved and available for distribution pursuant to Awards under the Plan shall be 6,000,000 Units.”

2. Except as amended by this Second Amendment to the Gloo Holdings, LLC Membership Unit Option Plan, as adopted on December 15, 2014 and amended on April 28, 2017, the Plan shall remain unchanged and in full force and effect.

THIS AMENDMENT has been executed and is effective as of the effective date first above written.

GLOO HOLDINGS, LLC

By:	/s/ Scott Beck
Name:	Scott Beck
Title:	President & CEO

THIRD AMENDMENT TO GLOO HOLDINGS, LLC

MEMBERSHIP UNIT OPTION PLAN

In accordance with Section 9.1 of the Gloo Holdings, LLC Membership Unit Option Plan (the “Plan”), pursuant to the approval of the Board of Managers and the Members of Gloo Holdings, LLC, the Plan is hereby amended effective October 7, 2019 as follows:

1. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1 Number of Units. Subject to any adjustment under Section 4.5, the total number of Units reserved and available for distribution pursuant to Awards under the Plan shall be 7,500,000 Units.”

2. Except as amended by this Third Amendment to the Gloo Holdings, LLC Membership Unit Option Plan as adopted on December 15, 2014 and amended on April 28, 2017 and October 10, 2018, the Plan shall remain unchanged and in full force and effect.

THIS AMENDMENT has been executed and is effective as of the effective date first above written.

GLOO HOLDINGS, LLC

By:	/s/ Scott Beck
Name:	Scott Beck
Title:	President & CEO

FOURTH AMENDMENT TO GLOO HOLDINGS, LLC

MEMBERSHIP UNIT OPTION PLAN

In accordance with Section 9.1 of the Gloo Holdings, LLC Membership Unit Option Plan (the “Plan”), pursuant to the approval of the Board of Managers and the Members of Gloo Holdings, LLC, the Plan is hereby amended effective March 13, 2021 as follows:

1. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1 Number of Units. Subject to any adjustment under Section 4.5, the total number of Units reserved and available for distribution pursuant to Awards under the Plan shall be 9,000,000 Units.”

2. Except as amended by this Fourth Amendment to the Gloo Holdings, LLC Membership Unit Option Plan as adopted on December 15, 2014 and amended on April 28, 2017, October 10, 2018, and October 7, 2019 the Plan shall remain unchanged and in full force and effect.

THIS AMENDMENT has been executed and is effective as of the effective date first above written.

GLOO HOLDINGS, LLC

By:	/s/ Scott Beck
Name:	Scott Beck
Title:	President & CEO

FIFTH AMENDMENT TO GLOO HOLDINGS, LLC

MEMBERSHIP UNIT OPTION PLAN

In accordance with Section 9.1 of the Gloo Holdings, LLC Membership Unit Option Plan (the “Plan”), pursuant to the approval of the Board of Managers and the Members of Gloo Holdings, LLC, the Plan is hereby amended effective November 9, 2023 as follows:

1. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1 Number of Units. Subject to any adjustment under Section 4.5, the total number of Units reserved and available for distribution pursuant to Awards under the Plan shall be 11,000,000 Units.”

2. Except as amended by this Fifth Amendment to the Gloo Holdings, LLC Membership Unit Option Plan as adopted on December 15, 2014 and amended on April 28, 2017, October 10, 2018, October 7, 2019, and March 13, 2021 the Plan shall remain unchanged and in full force and effect.

THIS AMENDMENT has been executed and is effective as of the effective date first above written.

GLOO HOLDINGS, LLC

By:	/s/ Scott Beck
Name:	Scott Beck
Title:	President & CEO

SIXTH AMENDMENT TO GLOO HOLDINGS, LLC

MEMBERSHIP UNIT OPTION PLAN

In accordance with Section 9.1 of the Gloo Holdings, LLC Membership Unit Option Plan (the “Plan”), pursuant to the approval of the Board of Managers and the Members of Gloo Holdings, LLC, the Plan is hereby amended effective December 23, 2024 as follows:

1. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1 Number of Units. Subject to any adjustment under Section 4.5, the total number of Units reserved and available for distribution pursuant to Awards under the Plan shall be 12,500,000 Units.”

2. Except as amended by this Sixth Amendment to the Gloo Holdings, LLC Membership Unit Option Plan as adopted on December 15, 2014 and amended on April 28, 2017, October 10, 2018, October 7, 2019, March 13, 2021, and November 9, 2023 the Plan shall remain unchanged and in full force and effect.

THIS AMENDMENT has been executed and is effective as of the effective date first above written.

GLOO HOLDINGS, LLC

By:	/s/ Scott Beck
Name:	Scott Beck
Title:	President & CEO

SEVENTH AMENDMENT TO GLOO HOLDINGS, LLC

MEMBERSHIP UNIT OPTION PLAN

In accordance with Section 9.1 of the Gloo Holdings, LLC Membership Unit Option Plan (the “Plan”), pursuant to the approval of the Board of Managers and the Members of Gloo Holdings, LLC, the Plan is hereby amended effective March 8, 2025 as follows:

1. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1 Number of Units. Subject to any adjustment under Section 4.5, the total number of Units reserved and available for distribution pursuant to Awards under the Plan shall be 15,000,000 Units.”

2. Except as amended by this Seventh Amendment to the Gloo Holdings, LLC Membership Unit Option Plan as adopted on December 15, 2014 and amended on April 28, 2017, October 10, 2018, October 7, 2019, March 13, 2021, November 9, 2023, and December 23, 2025, the Plan shall remain unchanged and in full force and effect.

THIS AMENDMENT has been executed and is effective as of the effective date first above written.

GLOO HOLDINGS, LLC

By:	/s/ Scott Beck
Name:	Scott Beck
Title:	President & CEO

GLOO HOLDINGS, LLC MEMBERSHIP

UNIT OPTION PLAN GRANT NOTIFICATION

We are pleased to inform you that Gloo Holdings, LLC (the "Company") has granted you an option to purchase membership interests in the Company pursuant to the terms of the Company’s Membership Unit Option Plan ("Plan"). Some details relating to your option are set forth below. Please note that your option has been granted pursuant to the terms, conditions and limitations of the Plan.

Options may only be granted in accordance with the Plan or action of the Company's Board of Managers and are subject to the terms, vesting schedule, and conditions of the Plan. If you wish to exercise any of your vested options, please complete and execute the Option Exercise Notice attached hereto as Exhibit A, and provide it to the Company along with the payment required thereby.

Name of Participant:

Grant Date:

Vesting Commencement Date:

Term of Option: 10 Years from date of grant, subject to certain limitations described in the Plan.

Term of Vesting: Forty percent (40%) of the unit options shall vest on the second anniversary of the vesting commencement date and twenty percent (20%) of the unit options shall vest annually thereafter for a period of three (3) years.

Number of Units Subject to this Option:

Exercise Price Per Unit:

PARTICIPANT:	GLOO HOLDINGS, LLC

By:	By:

Name:
Name:	Title:
Date:	Date:

CONFIDENTIAL